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                                                                    EXHIBIT 5.1

                      [Letterhead of Cooley Godward LLP]

October 15, 1997

Documentum, Inc.
5671 Gibraltar Drive
Pleasanton, CA 94588-8547

Ladies and Gentlemen:

  You have requested our opinion with respect to certain matters in connection with the filing on October 15, 1997 by Documentum, Inc. (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), including a prospectus to be filed with the Commission pursuant to Rule 424(b) of Regulation C promulgated under the Securities Act of 1933, as amended (the "Prospectus"), and the underwritten public offering of up to 2,415,000 (including 315,000 shares of Common Stock for which the underwriters have been granted an over-allotment option) shares of the Company's common stock (the "Common Stock").

  In connection with this opinion, we have (i) examined and relied upon the Registration Statement and related Prospectus, the Company's Certificate of Incorporation and Bylaws, as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable to render the opinion expressed below and (ii) assumed that the shares of the Common Stock will be sold by the underwriters at a price established by the Pricing Committee of the Board of Directors of the Company.

  On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Common Stock, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable.

  We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                          Yours very truly,

                                          Cooley Godward LLP

                                          /s/ Mark P. Tanoury
                                          _____________________________________
                                          Mark P. Tanoury